EXHIBIT 16 (ii)

August 30, 2007

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Trustcash Holdings, Inc., which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K/A-2 report dated August 30, 2007. We agree with the statements concerning our Firm in such Form 8-K/A-2.

Very truly yours,

/s/ Sobel & Co., LLC

Sobel & Co., LLC

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